Exhibit 99.3

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Participants are reminded that certain matters discussed within are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Famous Dave’s believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Famous Dave’s expectations include financial performance, restaurant industry conditions, execution of our restaurant development and construction programs, ability of our franchisees to meet their development commitments, changes in local or national economic conditions, availability of financing and other risks detailed from time to time in the company’s SEC reports. Safe Harbor Statement

Business Goals For the First 90 Days

1. Focus on reducing G&A in a swift and smart manner down to ~$8M run rate.
2. Finalize efficient cafeteria style model (Famous Dave's light), and incentivize current franchisees to open 5 test locations by EOY 2018, and 15 locations by EOY 2019.
3. Sign master franchise agreements with proven concepts with high franchise potential.
4. Test delivery and catering only commissary model in high density areas.

Improve the value that is delivered to our Franchisees

1. Continue to re-educate all restaurant staff (franchisees through servers) on how to sell more food and beverage, and gather customer data. Goal – Make up the inefficiency gap between the stand alone full service restaurants vs the more efficient cafeteria style QSR's.
2. Accelerate third party delivery, and online ordering.
3. Develop delicious margin enhancing menu items.
4. Find alternative ways to maximize un-used space, including kiosk concepts.
5. Gather, analyze, and share product performance data with the franchise community.
6. Develop strong digital marketing capabilities that can be used at the local level.

Famous Dave's®

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G&A Expense Goal A defined path to reduce G&A in a swift and smart manner down to ~$8.0 million run rate. $18.7M $15.9M $19.0M $16.8M $14.8M $8.0M 2013 2014 2015 2016 2017 2018E Employee Non-Employee * Run rate adjusted to remove the ebbs and flows linked to one-time and non-recurring items such as severance, retention, contractual terminations, etc. Famous Dave’s

Jeffery Crivello of PW Partners Appointed CEO- Performance Focused Compensation $250,000 Base salary 90,000 Options struck at employment date - vest monthly over 24 month period No severance No health insurance No cash bonus 5 CEO Equity Incentive Bonus Stock Price Shrs Granted Accumulative % of Float Accumulative # of Shrs $4.00 - $5.00 5,000 0.06% 5,000 $6.00 10,000 0.17% 15,000 $7.00 10,000 0.28% 25,000 $8.00 12,500 0.42% 37,500 $9.00 12,500 0.56% 50,000 $10.00 15,000 0.73% 65,000 $11.00 15,000 0.89% 80,000 $12.00 20,000 1.12% 100,000 $13.00 20,000 1.34% 120,000 $14.00 25,000 1.62% 145,000 $15.00 25,000 1.90% 170,000